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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements, as amended, on Form S-3 (Registration Nos. 333-33846, 333-84820 and 333-106949) and Form S-8 (Registration Nos. 333-31709, 333-31721, 333-31723,
333-31727, 333-81844, 333-81858 and 333-106620) of Valero Energy Corporation, of
our report dated April 10, 2003, except for paragraphs four and five of Note 14, as to which the date is May 7, 2003, with respect to the financial statements of Orion Refining Corporation, which appears in the Current Report on Form 8-K/A of Valero Energy Corporation dated August 12, 2003.

PRICEWATERHOUSECOOPERS LLP

New Orleans, Louisiana
August 12, 2003